Exhibit 4.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR
(B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No. ___                                               Date: May 11, 2004

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                              ALFACELL CORPORATION

                Void after 5:00 P.M. (United States Eastern Time)
                       on May 9, 2009, as provided herein.

      This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, KNOLL CAPITAL FUND II, or its registered assigns (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from ALFACELL CORPORATION, a Delaware corporation (the "Company"), 592,500 (the "Warrant Number") validly issued, fully paid and nonassessable shares (the "Warrant Shares") of Common Stock of the Company, par value $0.001 per share (the "Common Stock"), subject to adjustment as provided herein, at a purchase price equal to $12.39 per share (the "Exercise Price"), subject to adjustment as provided herein.

      The term "Warrant" as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

      1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Securities Purchase Agreement of even date herewith to which the Company and the original Holder are parties.

      2. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on May 10, 2004 and ending at 5:00 P.M. (United States Eastern Time) on May 9, 2009 (the "Exercise Period").

      3. Exercise of Warrant.

            (a) This Warrant may be exercised by the Holder, in whole or in part, by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers' check in lawful money of the United States of America.

            (b) Cashless Exercise. In the event a registration statement covering the resale of the Warrant Shares has not been declared effective or has been suspended by the Securities and Exchange Commission or the prospectus forming a part thereof is not then available to the Holder for the resale of the Warrant Shares, then the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                  X = Y [(A-B)/A]

                where:

                  X = the number of Warrant Shares to be issued to the Holder.

                  Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                  A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

                  B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

            (c) The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within ten Business Days thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares. For purposes of this Warrant, the term "Business Day" shall mean any day except a Saturday, Sunday or any day on which banking institutions are authorized or required to close in the city of New York, New York.

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Current Market Price multiplied by such fraction. For the purpose of this Section 3, the "Current Market Price" per share of Common Stock on any day shall be deemed to be the average of the closing price per share reported for the five Business Days immediately preceding the day in question, where the closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the board of directors of the Company for that purpose.

      5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

      6. Rights of Stockholders. Subject to the provisions of Sections 6 and 8 hereof, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised, and the Exercise Price shall have been paid, as provided herein.

      7. Antidilution Provisions. The Exercise Price and the Warrant Number shall be subject to adjustment from time to time as provided in this Section 6.

            (a) In case the Company shall pay or make a dividend or other distribution on the Common Stock of the Company in Common Stock (other than any distributions specifically provided for in subsection (c) of this Section 6), the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the denominator shall be the sum of (A) such number of shares referred to in clause (i) and (B) the total number of shares of Common Stock constituting such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

            (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such combination becomes effective shall be proportionately increased.

            (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock any securities (including any security convertible into or exchangeable for shares of Common Stock and any right, option or warrant to subscribe for or purchase shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock, but not including any dividend referred to in subsection (a) of this Section 6), evidences of its indebtedness or other assets, then, in each such event and as a condition precedent to the taking of any such action, lawful and adequate provision (satisfactory in form and substance to the Holder and without payment of any additional consideration therefor) shall be made whereby the Holder shall thereafter have the right to receive, upon exercise of this Warrant, in addition to the number of shares of Common Stock receivable thereupon, the amount of such securities, evidences of indebtedness or other assets as the Holder would have received had the Holder been the record owner, at the time the Company made or issued such dividend or other distribution or on the record date fixed therefor, as the case may be, of that number of shares of Common Stock receivable upon exercise of this Warrant in full, and had the Holder thereafter, during the period from the date of such event to and including the date(s) on which the Holder exercises this Warrant, retained such securities, evidences of indebtedness or other assets, giving application to all other adjustments called for during such period under this Section 6. The above provisions of this subsection (c) shall similarly apply to successive dividends and other distributions to the holders of Common Stock of securities, evidences of indebtedness and other assets.

            (d) In case of any reclassification, recapitalization or other change in the outstanding securities of the class issuable upon exercise of this Warrant (including any such reclassification, recapitalization or other change upon a merger or consolidation in which the Company is the surviving corporation, but not including any transactions for which an adjustment is provided in subsection (a), (b), (c) or (e) of this Section 6), the Company shall execute and deliver to the Holder a new warrant certificate, satisfactory in form and substance to the Holder and without payment of any additional consideration therefor, providing that the Holder shall have the right thereafter, during the period such Warrant shall be outstanding, to exercise such Warrant into the kind and amount of securities, cash and other property receivable upon such reclassification, recapitalization or other change by a holder of the number of shares of Common Stock issuable upon exercise of this Warrant had it been exercised immediately prior to such reclassification, recapitalization or other change. Such new Warrant shall provide for adjustments that, for events subsequent to the effective date of such new Warrant, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this subsection (d) shall similarly apply to successive reclassifications, recapitalizations and other changes in the outstanding securities of the class issuable upon exercise of this Warrant.

            (e) In case of any merger or consolidation of the Company with or into, or sale or transfer of all or substantially all of the assets of the Company to, any other person or entity, the person or entity surviving such merger or consolidation or acquiring such assets, as the case may be, shall execute and deliver to the Holder a new warrant certificate, satisfactory in form and substance to the Holder and without payment of any additional consideration therefor, providing that the Holder shall have the right thereafter, during the period such Warrant shall be outstanding, to exercise such Warrant into the kind and amount of securities, cash and other property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock issuable upon exercise of this Warrant had it been exercised immediately prior to such merger, consolidation, sale or transfer. If the holders of the Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon such merger, consolidation, sale or transfer, then for the purpose of this Section 6 the kind and amount of securities, cash and other property receivable upon such merger, consolidation, sale or transfer shall be deemed to be the choice specified by the Holder, which specification shall be made by the Holder by the later of (i) the lesser of (A) the number of days given to holders of Common Stock to make their specification known to the Company after such holders are provided with a final version of all information that was furnished to such holders concerning such choice or (B) ten Business Days after the Holder is provided with a final version of all information that was furnished to the holders of Common Stock concerning such choice, and (ii) the last time at which holders of Common Stock are permitted to make their specification known to the Company. If the Holder fails to make any specification, the Holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Common Stock not affiliated with the Company or the other person to the merger, consolidation, sale or transfer. Such new Warrant shall provide for adjustments that, for events subsequent to the effective date of such new Warrant, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this subsection (e) shall similarly apply to successive mergers, consolidations, sales or transfers.

            (f) Whenever there shall be any change in the Exercise Price under this Section 6, then there shall be an adjustment (to the nearest thousandth of a share) in the Warrant Number, which adjustment shall become effective at the time such change in the Exercise Price becomes effective and shall be made by multiplying the Warrant Number in effect immediately before such change in the Exercise Price by a fraction the numerator of which is the Exercise Price immediately before such change and the denominator of which is the Exercise Price immediately after such change.

            (g) No adjustment in the Exercise Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this subsection (g)) would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments that by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (g) shall be made to the nearest cent or to the nearest 1/100 of a share of Common Stock, as the case may be. Notwithstanding the foregoing, any adjustment required by this subsection (g) shall be made no later than the expiration of the right to exercise the Warrant or a portion thereof.

            (h) Whenever the Exercise Price is adjusted as herein provided:

                  (i) the Company shall compute the adjusted Exercise Price in accordance with Section 6 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with any transfer agent; and

                  (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be required, and as soon as practicable after it is required, such notice (together with a copy of the certificate prepared under Section 6(h)(i) hereof) shall be mailed by the Company to the Holder of the Warrant at its last address as shall appear in the Warrant Register (as defined in Section 7(a)).

                  (i) In case the Company shall declare a dividend (other than a cash dividend) or other distribution on its Common Stock, or shall take a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any such dividend or other distribution, the Company shall cause to be filed with any warrant agent, and shall cause to be mailed to the Holder of this Warrant at its last address as shall appear in the Warrant Register, at least ten days prior to the effective date hereinafter specified, a notice stating the date on which a record has been taken for the purpose of such dividend or other distribution or, if record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend or other distribution is to be determined. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in this subsection (i).

      8. Transfer of Warrant.

            (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his, her or its address as shown on the Warrant Register or transfer this Warrant in accordance with the terms of this Warrant by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until receipt by the Company of written notice from the Holder requesting a change of address or the transfer of this Warrant, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes.

            (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in subsection (a) of this Section 7, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

            (c) Transferability. Subject to the restrictions on transfer set forth in subsection (d) of this Section 7, title to this Warrant may be transferred, in whole or in part, by endorsement (by the Holder and the transferee executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferred by endorsement and delivery. Upon surrender of this Warrant for transfer, properly endorsed on the Assignment Form, the Company at its expense shall issue, on the order of the Holder, a new warrant or warrants of like tenor, in such name or names as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof. Each Holder of this Warrant, by holding it, agrees that this Warrant, when endorsed in blank, may be deemed negotiable, and that, when this Warrant shall have been so endorsed, the Holder of this Warrant may be treated by the Company and all other persons dealing with this Warrant as the absolute owner of this Warrant for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer of this Warrant on the books of the Company, any notice to the contrary notwithstanding.

            (d) Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that the transfer of this Warrant and the Warrant Shares is subject to the Holder's compliance with the provisions of the Securities Act and any applicable state securities laws in respect of any such transfer.

                  (ii) The certificate or certificates representing any Warrant Shares acquired upon exercise of this Warrant, and any Common Stock or other securities issued in respect of such Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with the following legend (unless such a legend is no longer required under the Securities Act):

      THE TRANSACTION IN WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS
      (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  (iii) The Company shall not be required to register the transfer of this Warrant or the Warrant Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company that this Warrant or the Warrant Shares, as applicable, are eligible for transfer without registration under the Securities Act; provided, however, that no such opinion of counsel shall be necessary in order to effectuate a transfer of this Warrant or any of the Warrant Shares (A) in accordance with the provisions of Rule 144(k) promulgated under the Securities Act after removal of the legend set forth in
Section 7(d)(ii) or (B) with respect to the Warrant Shares, in accordance with the intended method of disposition set forth in the registration statement to be filed by the Company pursuant to that certain Registration Rights Agreement dated as of May 10, 2004 by and among the Company, the initial holder of this Warrant and certain other purchasers of the Company's Common Stock (the "Registration Rights Agreement") or any other registration statement filed by the Company and covering the Warrant Shares.

                  (iv) The conditions precedent imposed by this subsection (d) upon the transferability of this Warrant and the Warrant Shares shall cease and terminate as to this Warrant and any of the Warrant Shares (A) when such securities shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, (B) at such time as the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the restrictive legend on such securities is no longer required in order to establish compliance with the provisions of the Securities Act, or (C) when such securities are transferred pursuant to Rule 144 or in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. Whenever the conditions imposed by this subsection (d) shall terminate as hereinabove provided with respect to any of the Warrant Shares, the holder of any such securities bearing the legend set forth in Section 7(d)(ii) shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer taxes) and as expeditiously as practicable, new stock certificates not bearing such legend.

            (e) Investment Representations. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant is being issued by the Company in reliance upon the following representations:

                  (i) the Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act as presently in effect;

                  (ii) this Warrant is being acquired, and upon exercise hereof the Warrant Shares will be acquired, for investment, for the Holder's own account and not with a view to the sale or distribution thereof other than in accordance with the Securities Act and all applicable state securities laws, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration under the Securities Act or an exemption therefrom; and

                  (iii) the Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

      9. Covenants of the Company. The Company hereby covenants and agrees that:

            (a) during the term of this Warrant, the Company will reserve a sufficient number of shares of authorized and unissued Common Stock to provide for the issuance of Common Stock upon the exercise of this Warrant and the payment of the Exercise Price, which shares shall be duly authorized, fully paid and non-assessable, and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant;

            (b) the Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company;

            (c) all Warrant Shares shall, upon exercise of this Warrant and payment of the Exercise Price as set forth herein, be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein); and

            (d) all Warrant Shares shall, upon issuance, be listed on the securities exchange or quotation system on which the Common Stock is then listed or quoted.

      10. Registration Rights.

The initial Holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

      11. Amendments. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      12. Governing Law. This Warrant shall be governed in all respects by the internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

      13. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

      14. Attorney's Fees. In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of reasonable attorney's fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party's rights hereunder.

      IN WITNESS WHEREOF, ALFACELL CORPORATION has caused this Warrant to be executed by its authorized officer.

      Dated: May 11, 2004

                                         ALFACELL CORPORATION


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                               NOTICE OF EXERCISE

To: ALFACELL CORPORATION

      (1) The undersigned hereby elects to purchase _______________ shares of Common Stock of Alfacell Corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or, in the alternative, has indicated below an intention to exercise this warrant through a cashless exercise in accordance with Section 2(b), and has indicated below the related exercise calculations in accordance with Section 2(b):__________________________________________________________

      (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise are being acquired solely for the account of the undersigned, and not as a nominee for any other party, and for investment purposes, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws.

      (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                             --------------------------------
                                                          (Name)


                                             --------------------------------
                                                          (Name)

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                             --------------------------------
                                                          (Name)


-----------------                            --------------------------------
           (Date)                                      (Signature)

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

                                                                 No of
        Name of Assignee              Address                    Shares
        ----------------              -------                    ------





and does hereby irrevocably constitute and appoint as Attorney
__________________to make such transfer on the books of ALFACELL CORPORATION, maintained for the purpose, with full power of substitution in the premises.

      The undersigned Assignee represents that, by acceptance hereof, the Assignee acknowledges and agrees that (i) this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment, (ii) the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws, and (iii) the Assignee agrees to be bound by all of the provisions of this Warrant.

      Dated:
            -----------------------


                                             -----------------------------------
                                                      Signature of Holder


                                             -----------------------------------
                                                     Signature of Assignee